UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2019

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Global Blood Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37539	27-4825712
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Oyster Point Blvd., Suite 300

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

(650) 741-7700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “GBT,” “Company,” “we,” “our,” and “us” means Global Blood Therapeutics, Inc., and/or one or more of our subsidiaries, unless the context otherwise provides.

Item 8.01. Other Events.

On November 25, 2019, we issued a press release titled “FDA Approves Oxbryta™ (Voxelotor), the First Medicine Specifically Targeting the Root Cause of Sickle Cell Disease.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Oxbryta will be available at a recommended dose of 1500 mg (as three 500 mg tablets) taken once-daily, and the monthly wholesale acquisition cost, or WAC, is $10,417. The net price for approximately 65% of payers will be approximately $8,000 per month, based upon mandatory discounts for federal government programs (e.g., Medicaid). We will not increase the WAC for three years, and any future price increases will be tied to inflation.

Oxbryta is a first-in-class treatment that directly inhibits sickle hemoglobin polymerization, the underlying cause of sickle cell disease, and we believe it has the potential to address the long-term morbidity and mortality associated with the disease. We have established a comprehensive support program, GBT Source™, which helps patients who have been prescribed Oxbryta with access to the medicine by reviewing insurance coverage options and explaining benefits; coordinating shipment of Oxbryta and explaining specialty pharmacy benefits; helping with financial and co-pay assistance for eligible patients; and helping patients stay on treatment with a nurse support team.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “will,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. These forward-looking statements are based on our current expectations and actual results could differ materially. Statements in this Form 8-K may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the significance of the FDA approval of Oxbryta, the safety, efficacy and mechanism of action of Oxbryta and other product characteristics, the availability, use, commercialization, cost and commercial and medical potential of Oxbryta, the therapeutic potential and safety profile of voxelotor for SCD, including the potential to be a disease-modifying therapy, to transform the treatment paradigm and to become a new standard of care, implementing and completing clinical development plans for voxelotor, generating and reporting data and analyses from past, ongoing and potential future studies of voxelotor, our commercial infrastructure and manufacturing efforts, and developing and delivering innovative medicines, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that we have only recently begun establishing our salesforce and other commercialization capabilities and may not be able to successfully launch or commercialize Oxbryta, risks associated with our dependence on third parties for development, manufacture and commercialization activities related to Oxbryta, government and third-party payor actions, including relating to reimbursement and pricing, risks and uncertainties relating to competitive products and other changes that may limit demand for Oxbryta, the risks regulatory authorities may require additional studies or data to support continued commercialization of Oxbryta, the risks that drug-related adverse events may be observed during commercialization or clinical development, and data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 25, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Blood Therapeutics, Inc.

Date: November 25, 2019	By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer (Principal Financial Officer)